                               JFL-EEC MERGER SUB CO.

                                    $90,000,000

                            9 7/8% Senior Notes due 2008

                                 PURCHASE AGREEMENT

                                                              January 30, 1998

BT ALEX. BROWN INCORPORATED
One Bankers Trust Plaza
130 Liberty Street
New York, New York  10006

Ladies and Gentlemen:

          JFL-EEC Merger Sub Co., a Delaware corporation ("MERGERCO"), hereby confirms its agreement with you (the "INITIAL PURCHASER"), as set forth below.

          1. THE NOTES. Subject to the terms and conditions herein contained, MergerCo proposes to issue and sell to the Initial Purchaser $90,000,000 aggregate principal amount of its 9 7/8% Senior Notes due 2008 (the "NOTES").

          The Notes are being sold in connection with the recapitalization (the "RECAPITALIZATION") of Elgar Holdings, Inc. ("EHI") pursuant to the Agreement and Plan of Merger dated as of January 2, 1998 by and among JFL-EEC LLC, a Delaware limited liability company, Carlyle-EEC Holdings, Inc., a Delaware corporation ("CARLYLE-EEC"), TC Group, L.L.C., a Delaware limited liability company, and MergerCo (as it may be amended through the date hereof and together with all ancillary agreements entered into in connection therewith, the "RECAPITALIZATION AGREEMENT"). The Recapitalization Agreement provides for the merger (the "MERGER") of MergerCo with and into Carlyle-EEC with Carlyle-EEC surviving the Merger and changing its name to EHI. The time of the consummation of the Recapitalization and the Merger is referred to herein as the "EFFECTIVE TIME."

          Financing for the Recapitalization will be provided by (i) approximately $19.0 million of new cash equity from JFL-EEC LLC (the "LEHMAN INVESTMENT"), (ii) $10.0 million from the issuance of Series A 10% Cumulative Redeemable Preferred Stock and Warrants and (iii) $90.0 million from the offering of the


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                                         -2-

Notes. Concurrently with the consummation of the Recapitalization, EHI and Elgar Electronics Corporation, a California corporation and a wholly owned subsidiary of EHI ("ELGAR"), will enter into a Credit Agreement (the "CREDIT AGREEMENT") with Bankers Trust Company, as agent, and the other lending institutions party thereto, pursuant to which Elgar will be provided with a $15,000,000 revolving credit facility.

          Immediately after the Effective Time, EHI and Elgar will execute an assumption agreement (the "ASSUMPTION AGREEMENT"), substantially in the form attached hereto as EXHIBIT A, pursuant to which EHI, as survivor of the Merger, will assume all of the obligations of MergerCo under this Purchase Agreement, and Elgar will become a party to this Purchase Agreement as a subsidiary guarantor (the "SUBSIDIARY GUARANTOR") and unconditionally guarantee the Notes (the "GUARANTEE") on a senior unsecured basis.

          The Notes and the Guarantee are collectively referred to herein as the "SECURITIES." The Notes are to be issued under an indenture (the "INDENTURE") to be dated as of February 3, 1998 by and between MergerCo and United States Trust Company, as Trustee (the "TRUSTEE"). Immediately after the Effective Time, EHI, the Subsidiary Guarantor and the Trustee will enter into a first supplemental indenture to the Indenture (the "SUPPLEMENTAL INDENTURE") providing for the express assumption by EHI, as survivor of the Merger, of the covenants, agreements and undertakings of MergerCo in the Indenture and under the Notes, and the guarantee of the Notes by the Subsidiary Guarantor. EHI and the Subsidiary Guarantor will issue the Securities pursuant to the Supplemental Indenture. References to this Purchase Agreement as of and after the Effective Time will refer to this Purchase Agreement together with the Assumption Agreement and references to the Indenture as of and after the Effective Time will refer to the Indenture and the Supplemental Indenture.

          The Notes will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "ACT"), in reliance on exemptions therefrom.

          In connection with the sale of the Securities, EHI has prepared a preliminary offering memorandum dated January 19, 1998 (the "PRELIMINARY MEMORANDUM") and a final offering memorandum dated January 30, 1998 (the "FINAL MEMORANDUM"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "MEMORANDUM"), each setting forth or in-cluding a description of the terms of the Securities, the terms of the offering of the Securities, a description of EHI and any material developments relating to EHI occurring after the date of the most recent historical financial statements included therein. Any references herein to the Preliminary Memorandum, the Final Memorandum and a Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted.

          MergerCo understands that the Initial Purchaser proposes to make an offering of the Notes only on the terms and in the manner set forth in the Final Memorandum and Section 8 hereof, as soon as the Initial Purchaser deems advisable after this Purchase Agreement has been executed and delivered, to qualified institutional buyers ("QUALIFIED INSTITUTIONAL BUYERS" or "QIBS") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("RULE 144A"), in transactions under Rule 144A, and outside the United States to certain persons in reliance on Regulation S under the Act. ("REGULATION S")

          The Initial Purchaser and its direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date (as defined in
Section 3 below), pursuant to which MergerCo will agree, among other things, to file a registration statement (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act. Immediately after the Effective Time, EHI, as survivor of the Merger, will assume all of the obligations of MergerCo under the Registration Rights Agreement, and Elgar will become a party to the Registration Rights Agreement as the Subsidiary Guarantor, in each case, by executing the Assumption Agreement.

          2. REPRESENTATIONS AND WARRANTIES. MergerCo and, at and as of the Effective Time, the Subsidiary Guarantor, jointly and severally, represent and warrant to and agree with the Initial Purchaser that:

          (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to MergerCo, EHI, Elgar, or any of the agents or advisors of the foregoing in writing by or on behalf of the Initial Purchaser expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto specified in Section 12 hereof.

          (b) As of the Closing Date, EHI will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; as of the date hereof and at the Effective Time, the only subsidiaries of EHI will be Elgar (the "SUBSIDIARY") and Elgar FSC Corporation; all of the outstanding shares of capital stock of EHI and the Subsidiary have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth in the Final Memorandum, all of the outstanding shares of capital stock of each of EHI and the Subsidiary will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in EHI or the Subsidiary outstanding. Except for the Subsidiary and Elgar FSC Corporation, EHI does not own, directly or indirectly, any material interests in the capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

          (c) Each of MergerCo, EHI and the Subsidiary is duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum and each of MergerCo, EHI and the Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise) or results of operations of EHI and the Subsidiary, taken as a whole (any such event, a "MATERIAL ADVERSE EFFECT").

          (d) MergerCo has and, immediately after the Effective Time, EHI will have all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture and the Supplemental Indenture. Each of the Notes, the Exchange Notes and the Private Exchange Notes has been duly and validly authorized by MergerCo and, immediately after the Effective Time, will have been duly and validly authorized by EHI and, when executed by MergerCo and EHI, as the case may be, and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Purchase Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of MergerCo and, immediately after the Effective Time, of EHI, as the case may be, entitled to the benefits of the Indenture and enforceable against MergerCo and EHI, as the case may be, in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (e) Immediately after the Effective Time, the Subsidiary Guarantor will have all requisite corporate power and authority to execute, deliver and perform its obligations under the Guarantee. The Guarantee will have been duly and validly authorized by the Subsidiary Guarantor and, when executed and delivered by the Subsidiary Guarantor, will constitute the valid and legally binding obligation of the Subsidiary Guarantor, entitled to the benefits of the Indenture and enforceable against the Subsidiary

     Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (f) MergerCo has and, immediately after the Effective Time, each of EHI and the Subsidiary Guarantor will have all requisite corporate power and authority to execute, deliver and perform its respective obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by MergerCo. Immediately after the Effective Time, the Supplemental Indenture will have been duly and validly authorized by each of EHI and the Subsidiary Guarantor. Assuming the due authorization, execution and delivery of the Indenture and the Supplemental Indenture by the Trustee, each of the Indenture and the Supplemental Indenture will have been duly executed and delivered and, as applicable, will constitute valid and legally binding agreements of MergerCo and, immediately after the Effective Time, EHI and the Subsidiary Guarantor, enforceable against MergerCo and, at and as of the Effective Time, EHI and the Subsidiary Guarantor, in accordance with its terms, except that the enforcement thereof may be subject to
     (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (g) MergerCo has and, immediately after the Effective Time, EHI and the Subsidiary Guarantor will have all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by MergerCo and, immediately after the Effective Time, will have been duly and validly authorized by each of EHI and the Subsidiary Guarantor and, when executed and delivered by MergerCo and, immediately after the Effective Time, assumed by each of EHI and the Subsidiary Guarantor, will have been duly executed and delivered and will constitute a valid and legally binding agreement of MergerCo and, im-mediately after the Effective Time, each of EHI and the Subsidiary Guarantor, enforceable against MergerCo and, immediately after the Effective Time, each of EHI and the Subsidiary Guarantor in accordance with its terms, except that (i) the enforcement thereof may be subject to
     (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (h) MergerCo has and, at and as of the Effective Time, EHI and the Subsidiary Guarantor will have, all requisite corporate power and authority to execute, deliver and perform their respective obligations under this Purchase Agreement and to consummate the transactions contemplated hereby. This Purchase Agreement and the transactions contemplated hereby have been duly and validly authorized by MergerCo and, at and as of the Effective Time, will have been duly and validly authorized by each of EHI and the Subsidiary Guarantor. This Purchase Agreement has been duly and validly executed and delivered by MergerCo.

          (i) Immediately after the Effective Time, each of EHI and the Subsidiary Guarantor will have all requisite corporate power and authority to execute, deliver and perform its respective obligations under the Assumption Agreement and to consummate the transactions contemplated thereby. The Assumption Agreement and the transactions contemplated thereby have been duly and validly authorized by each of EHI and the Subsidiary Guarantor and, when executed and delivered by each of EHI and the Subsidiary Guarantor, will have been duly executed and delivered and will constitute a valid and legally binding agreement of each of EHI and the Subsidiary Guarantor, enforceable against each of EHI and the Subsidiary Guarantor in accordance with its terms, except that (i) the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
     (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) any rights to indemnity or contribution thereunder may be limited by fed-eral and state securities laws and public policy considerations.

          (j) No consent, approval, authorization or order of any court, governmental agency or body or third party is required for the issuance and sale by MergerCo of the Notes to the Initial Purchaser or the consummation by MergerCo, EHI and the Subsidiary of the other transactions contemplated hereby, except such consents, approvals, authorizations or orders (i) as have been or, prior to the Closing Date, will have been obtained, (ii) as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchaser, (iii) as may be required by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement or (iv) that if not obtained could not reasonably be expected to have a Material Adverse Effect. None of MergerCo or, to the knowledge of MergerCo after due inquiry, EHI or the Subsidiary is (i) in violation of its certificate of incorporation or bylaws, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "CONTRACTS"), except for any such breach, default, violation or event that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (k) The execution, delivery and performance by MergerCo and, immediately after the Effective Time, by EHI and the Subsidiary Guarantor of this Purchase Agreement, the Registration Rights Agreement and the Indenture and, in the case of EHI and the Subsidiary Guarantor, of the Assumption Agreement and the Supplemental Indenture, and the consummation by MergerCo and, immediately after the Effective Time, by EHI and the Subsidiary Guarantor of the transactions contemplated hereby and thereby (including,


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                                         -9-

     without limitation, the issuance and sale of the Securities to the Initial Purchaser) and the fulfillment of the terms hereof and thereof will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) to the knowledge of MergerCo after due inquiry, the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) the certificate of incorporation or bylaws of MergerCo, EHI or the Subsidiary, or (iii) (assuming (a) compliance with all applicable state securities or "Blue Sky" laws, (b) the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof and (c) compliance with the Act with respect to the exchange of the Notes for Exchange Notes and the obligations of the parties hereto under the Registration Rights Agreement) to the knowledge of MergerCo after due inquiry, any statute, judgment, decree, order, rule or regulation applicable to MergerCo, EHI or the Subsidiary or any of their respective properties or assets, except for any such conflict, breach or violation that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (l) The audited consolidated financial statements of Carlyle-EEC Holdings, Inc. and of Elgar and the related notes thereto included in the Final Memorandum present fairly in all material respects the financial position, results of operations and changes in shareholders' equity and cash flows of Carlyle-EEC Holdings, Inc. and of Elgar at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Final Memorandum present fairly, in all material respects, the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Arthur Andersen LLP (the "INDEPENDENT ACCOUNTANT") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

          (m) The pro forma financial statements (including the notes thereto) and the other pro forma financial in-


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                                         -10-

     formation included in the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the basis described therein. The assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (n) There is not pending or, to the knowledge of MergerCo after due inquiry, threatened any action, suit, proceeding, inquiry or investigation to which MergerCo or, immediately after the Effective Time, EHI or the Subsidiary is a party, or to which the property or assets of MergerCo or, immediately after the Effective Time, EHI or the Subsidiary are subject, before or brought by any court, arbitrator or governmental agency or body that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

          (o) To the knowledge of MergerCo after due inquiry, EHI and the Subsidiary own or possess and, as of the Effective Time, will own or possess all licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated, as described in the Final Memorandum, except where the failure to own or possess such licenses or other rights could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, to the knowledge of MergerCo after due inquiry, neither EHI nor the Subsidiary has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (p) To the knowledge of MergerCo after due inquiry, EHI and the Subsidiary possess and, as of the Effective Time, will possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("PERMITS"), except where the failure to obtain or possess such Permits could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and none of MergerCo, EHI or the Subsidiary has received any notice of any proceeding relating to revocation or modification of any such Permit except where such revocation or modification could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (q) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) none of MergerCo, EHI or the Subsidiary has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts could reasonably be expected to be, individually or in the aggregate, material to the management, business, condition (financial or otherwise), or results of operations of EHI and the Subsidiary, taken as a whole, (ii) none of MergerCo, EHI or the Subsidiary has purchased any of its outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and (iii) there shall not have been any change in the capital stock or long-term indebtedness of MergerCo, EHI or the Subsidiary (other than in the ordinary course of business).

          (r) Each of MergerCo, EHI and the Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has paid all material taxes shown as due thereon except for taxes for which there is an accrual on EHI's books and records; and other than tax deficiencies that

     EHI or the Subsidiary is contesting in good faith and for which EHI or the Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against EHI or the Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (s) The statistical and market-related data included in the Final Memorandum are based on or derived from sources that MergerCo believes to be reliable and accurate in all material respects.

          (t) None of MergerCo, EHI or the Subsidiary or any agent acting on any of their behalf has taken or will take any action that might cause this Purchase Agreement or the sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (u) Each of EHI and the Subsidiary has and, at and as of the Effective Time, will have good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All leases, contracts and agreements to which MergerCo is or, at and as of the Effective Time, EHI or the Subsidiary will be a party or by which any of them is or will be bound are valid and enforceable against MergerCo, EHI or the Subsidiary, as the case may be, and are valid and enforceable against the other party or parties thereto and are in full force and effect except where the failure to be valid and enforceable or be in full force and effect could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (v) There are no legal or governmental proceedings involving or affecting EHI or the Subsidiary or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

          (w) Except as described in the Final Memorandum or except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the knowledge of MergerCo after due inquiry (i) each of EHI and the Subsidiary immediately after the Effective Time will be in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (ii) each of EHI and the Subsidiary, at and as of the Effective Time, will have made all filings and provided all notices required under any applicable Environmental Law, will have and be in compliance with all Permits required under any applicable Environmental Laws and each such Permit will be in full force and effect,
     (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or threatened against EHI or the Subsidiary under any Environmental Law, (iv) no lien, charge, encumbrance or restriction will be recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by EHI or the Subsidiary, (v) none of MergerCo, EHI or the Subsidiary has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (vi) no property or facility of MergerCo, EHI or the Subsidiary is (A) listed or proposed for listing on the National Priorities List under CERCLA or (B) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA or any comparable list maintained by any state or local governmental authority.

          For purposes of this Purchase Agreement, "ENVIRONMENTAL LAWS" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials, into the environment

     (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

          (x) There is no strike, labor dispute, slowdown or work stoppage with the employees of EHI or the Subsidiary that is pending or, to the knowledge of MergerCo or the Subsidiary Guarantor after due inquiry, threatened, except for such strikes, labor disputes, slowdowns or work stoppages that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (y) EHI and the Subsidiary carry insurance in such amounts and covering such risks as in their reasonable determination are adequate for the conduct of their business and the value of their properties except where the failure to carry such insurance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (z) None of MergerCo or, to the knowledge of MergerCo after due inquiry, EHI or the Subsidiary has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which any of them makes or ever has made a contribution and in which any employee of any of them is or has ever been a participant, except for such liabilities or deficiencies that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. With respect to such plans, MergerCo, EHI and the Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

          (aa) To the knowledge of MergerCo after due inquiry, EHI and the Subsidiary (i) make and keep accurate books and records and (ii) maintain internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization,
     (B) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals.

          (bb) None of MergerCo, EHI or the Subsidiary will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (cc) The Notes, the Exchange Notes, the Indenture, the Registration Rights Agreement, this Purchase Agreement and the Recapitalization Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

          (dd) No holder of securities of MergerCo, EHI or the Subsidiary will be entitled to have such securities registered under any Registration Statements required to be filed by EHI and the Subsidiary Guarantor pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

          (ee) Immediately after consummation of the transactions contemplated by this Purchase Agreement and the Recapitalization, the fair value and present fair saleable value of the assets of each of EHI and the Subsidiary Guarantor will exceed the sum of its stated liabilities and identified contingent liabilities; EHI and the Subsidiary Guarantor (on a consolidated basis) are not, nor will EHI and the Subsidiary Guarantor (on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Purchase Agreement, and the consummation of the transactions contemplated hereby and the consummation of the Recapitalization, (i) left with unreasonably small capital with which to carry on their business as it is proposed to be conducted, (ii) unable to pay their debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

          (ff) None of MergerCo, EHI, the Subsidiary or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent (other than the Initial Purchaser and persons acting on its behalf as to which no representation is made),
     (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or
     (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof and compliance with all agreements contained therein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Purchase Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

          (gg) No securities of EHI are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (hh) None of MergerCo, EHI or the Subsidiary has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

          Any certificate signed by any officer of MergerCo, EHI or the Subsidiary and delivered to the Initial Purchaser or to counsel for the Initial Purchaser pursuant to this Purchase Agreement shall be deemed a joint and several representation and warranty by MergerCo, EHI and the Subsidiary to the Initial Purchaser as to the matters covered thereby.

          3. PURCHASE, SALE AND DELIVERY OF THE NOTES. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, MergerCo and, at and as of the Effective Time, EHI and the Subsidiary Guarantor agree to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase, the Securities at 97% of their principal amount.

          One or more certificates in definitive form for the Securities that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and regis-tered in such name or names as the Initial Purchaser requests upon notice to MergerCo at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of MergerCo to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer of immediately available funds to such account or accounts as MergerCo shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. All certificates will be signed by EHI and Elgar. Such delivery of and payment for the Securities shall be made at the offices of Gibson Dunn & Crutcher, LLP, 200 Park Avenue, New York, New York at 9:00 A.M., New York time, on February 3, 1998, or at such other place, time or date as the Initial Purchaser, on the one hand, and MergerCo, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "CLOSING DATE." MergerCo will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchaser at the offices of BT Alex. Brown Incorporated in New York, New York, or at such other place as BT Alex. Brown Incorporated may designate, at least 24 hours prior to the Closing Date.

          4. OFFERING BY THE INITIAL PURCHASER. The Initial Purchaser proposes to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Purchase Agreement is entered into and as in the reasonable judgment of the Initial Purchaser is advisable.

          5. COVENANTS OF MERGERCO AND THE SUBSIDIARY GUARANTOR. MergerCo and, at and as of the Effective Time, the Subsidiary Guarantor, covenant and agree with the Initial Purchaser that:

          (a) MergerCo will not and, at and after the Effective Time, EHI and the Subsidiary Guarantor will not, amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent which consent shall not unreasonably be withheld. MergerCo will and, at and after the Effective Time, EHI and the Subsidiary Guarantor will, promptly, upon the reasonable request of the Initial Purchaser or counsel for the Initial Purchaser, make any amendments or supplements to the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchaser.

          (b) MergerCo will and, at and after the Effective Time, EHI and the Subsidiary Guarantor will, cooperate with the Initial Purchaser in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; PROVIDED, HOWEVER, that in connection therewith, MergerCo and EHI shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (c) If, at any time prior to the completion of the distribution by the Initial Purchaser of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, MergerCo will and, at and after the Effective Time, EHI will, promptly notify the Initial Purchaser thereof and will prepare, at their own expense, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) MergerCo will and, at and after the Effective Time, EHI will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

          (e) MergerCo will and, at and after the Effective Time, EHI will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Memorandum.

          (f) For so long as the Securities remain outstanding, MergerCo will and, at and after the Effective Time, EHI will, furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by MergerCo and, at and after the Effective Time, by EHI, to the Trustee or the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by MergerCo or EHI with the Commission or any national securities exchange on which any class of securities of MergerCo or EHI may be listed.

          (g) None of MergerCo, EHI or the Subsidiary Guarantor nor any of their respective affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities.

          (h) MergerCo will not and, at and after the Effective Time, EHI and the Subsidiary Guarantor will not engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (i) For so long as any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, EHI will make available at its expense, upon written request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless EHI is then subject to
     Section 13 or 15(d) of the Exchange Act.

          (j) Each of MergerCo and, at and after the Effective Time, EHI and the Subsidiary Guarantor, will use its reasonable best efforts to
     (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL MARKET") and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

          6. EXPENSES. MergerCo agrees to pay and MergerCo will cause EHI to pay all costs and expenses incident to the performance of their obligations under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated pursuant to
Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents,
(iii) the fees and disbursements of counsel, accountants and any other experts or advisors retained by MergerCo, (iv) preparation (including printing), issuance and delivery to the Initial Purchaser of the Securities, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchaser relating thereto, (vi) expenses in connection with any meetings with prospective investors in the Notes, (vii) reasonable fees and expenses of the Trustee including fees and expenses of counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the Portal Market and (ix) any fees charged by investment rating agencies for the rating of the Notes. In addition, if the sale of the Notes provided for herein is not consummated because (i) any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, (ii) this Purchase Agreement is terminated by the Initial Purchaser or (iii) of any failure, refusal or inability on the part of MergerCo, EHI or the Subsidiary Guarantor to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder in all material respects (in each case, other than by reason of a default by the Initial Purchaser of its obligations hereunder, MergerCo agrees to promptly reimburse the Initial Purchaser upon demand for all reasonable out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchaser) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Securities. Except as specifically set forth herein, the Initial Purchaser shall pay its own costs and expenses including the costs and expenses of its counsel.

          7. CONDITIONS OF THE INITIAL PURCHASER'S OBLIGATIONS. The obligation of the Initial Purchaser to purchase and pay for the Notes shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, from Gibson Dunn & Crutcher LLP, counsel for MergerCo, or, as to such of the following matters as EHI may request, Latham & Watkins, counsel for EHI and the Subsidiary Guarantor, in form and substance satisfactory to counsel for the Initial Purchaser, to the effect that:

               (i) MergerCo is duly incorporated and each of MergerCo, EHI and the Subsidiary is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of MergerCo, EHI and the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

               (ii) All of the outstanding shares of the Subsidiary are owned by EHI.

               (iii) MergerCo and EHI have all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Notes, the Exchange Notes and the Private Exchange Notes. The Notes are in the form contemplated by the Indenture and the Supplemental Indenture. Each of the Notes, the Exchange Notes and the Private Exchange Notes has been duly and validly authorized and, in the case of the Notes, executed and delivered by EHI (assuming authentication by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, delivery to and payment for by the Initial Purchaser in accordance with the terms of this Purchase Agreement) and constitute or, in the case of such Exchange Notes or Private Exchange Notes, will constitute valid and legally binding obligations of MergerCo and EHI, entitled to the benefits of the In-denture and enforceable against MergerCo and EHI in accordance with their terms, except that the enforcement thereof may be subject to
          (A) bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers or distributions by corporations to shareholders, or (B) general principles of equity, whether considered at law or at equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

               (iv) The Subsidiary Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Guarantee. The Guarantee has been duly and validly authorized, executed and delivered by the Subsidiary Guarantor and constitutes the valid and legally binding obligation of the Subsidiary Guarantor, entitled to the benefits of the Indenture and enforceable against the Subsidiary Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers or distributions by corporations to shareholders, or (B) general principles of equity, whether considered at law or at equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

               (v) MergerCo and EHI and the Subsidiary Guarantor have all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Indenture. The Indenture conforms in all material respects with the provisions of the TIA applicable to an indenture which is qualified thereunder. The Indenture has been duly and validly authorized, executed and delivered by MergerCo. The Supplemental Indenture has been duly and validly authorized, executed and delivered by each of EHI and the Subsidiary Guarantor. The Indenture as supplemented by the Supplemental Indenture (assuming, in each case, the due authorization, execution and delivery thereof by the Trustee), constitutes a valid and legally binding agreement, in the case of the Indenture, of MergerCo and, in the case of the Indenture and the Supplemental Indenture, of EHI and the Subsidiary Guarantor, enforceable against MergerCo, EHI and the Subsidiary Guarantor, respectively, in accordance with their respective terms, except that the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers or distributions by corporations to shareholders, or (B) general principles of equity, whether considered at law or at equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

               (vi) MergerCo and EHI and the Subsidiary Guarantor have all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by MergerCo and EHI and the Subsidiary Guarantor. The Registration Rights Agreement has been duly and validly executed and delivered by MergerCo and assumed by each of EHI and the Subsidiary Guarantor, and constitutes a valid and legally binding agreement of MergerCo, EHI and the Subsidiary Guarantor, enforceable against MergerCo and EHI and the Subsidiary Guarantor, respectively, in accordance with its terms, except that (A) the enforcement thereof may be subject to (1) bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers or distributions by corporations to shareholders, or (2) general principles of equity, whether considered at law or at equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

               (vii) MergerCo and EHI and the Subsidiary Guarantor have all requisite corporate power and authority to execute, deliver and perform their obligations under this Purchase Agreement and to consummate the transactions contemplated hereby. This Purchase Agreement and the transactions contemplated hereby have been duly and validly authorized by MergerCo and EHI and the Subsidiary Guarantor. This Purchase Agreement has been duly and validly executed and delivered by MergerCo.

               (viii) EHI and the Subsidiary Guarantor have all requisite corporate power and authority to execute, deliver and perform their obligations under the Assumption Agreement and to consummate the transactions contemplated thereby. The Assumption Agreement and the transactions contemplated thereby have been duly and validly authorized, executed and delivered by each of EHI and the Subsidiary Guarantor and constitutes a valid and legally binding agreement of EHI and the Subsidiary Guarantor, enforceable against EHI and the Subsidiary Guarantor in accordance with its terms, except that (A) the enforcement thereof may be subject to (1) bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers or distributions by corporations to shareholders, or (2) general principles of equity, whether considered at law or at equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

               (ix) The statements set forth under the heading "Employment Agreements" under the caption "Management," under the headings "Management Agreement" and "Shareholders Agreement" under the caption "Certain Relationships and Related Transactions," and under the captions "Description of Notes," "Description of New Credit Facility," "Description of Redeemable Preferred Stock and Warrants," and "Exchange Offer; Registration Rights" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Employment Agreements, Management Agreement, Shareholders Agreement, Indenture, Securities, Exchange Notes, Private Exchange Notes, Registration Rights Agreement, Series A

          10% Cumulative Redeemable Preferred Stock and Warrants, and Credit Agreement, constitute a fair summary of such provisions.

               (x) To the knowledge of such counsel, no legal or governmental proceedings are pending or threatened to which MergerCo, EHI or the Subsidiary is a party or to which the property or assets of MergerCo, EHI or the Subsidiary are subject that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or that seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

               (xi) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental body is required for the issuance and sale by MergerCo and, at and as of the Effective Time, by EHI, as guaranteed by the Subsidiary Guarantor, of the Notes to the Initial Purchaser or the consummation by MergerCo, EHI and the Subsidiary of the other transactions contemplated hereby, except such
          (i) as have been obtained, (ii) as may be required under state securities or "Blue Sky" laws in connection with the sale to or purchase and resale of the Notes by the Initial Purchaser, (iii) as may be required by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement, or (iv) that if not obtained could not reasonably be expected to have a Material Adverse Effect.

               (xii) The execution, delivery and performance by each of MergerCo, EHI and the Subsidiary Guarantor as is a party thereto of this Purchase Agreement, the Registration Rights Agreement, the Assumption Agreement, the Indenture and the Supplemental Indenture will not constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contracts that have been identified to such counsel by EHI as being the only such Contracts that are material to MergerCo, EHI and/or Elgar, as the case may be, except for any such breach, violation, default or event that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect,
          (ii) the certificate of incorporation or bylaws of MergerCo, EHI or the Subsidiary, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof and compliance with the Act with respect to the exchange of the Notes for Exchange Notes and Private Exchange Notes and the obligations of the parties hereto under the Registration Rights Agreement) any statute, rule or regulation that in the experience of such counsel is generally applicable to transactions of the type contemplated by the Final Memorandum or, to the knowledge of such counsel, any judgment, order or decree applicable to MergerCo, EHI or the Subsidiary or any of their respective properties or assets, except for any such conflict, breach or violation that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and except as rights to indemnity and contribution may be limited by federal or state securities laws or public policy.

               (xiii) The execution, delivery and performance by MergerCo, EHI or the Subsidiary of this Purchase Agreement or the sale of the Securities does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

               (xiv) None of MergerCo, EHI or the Subsidiary will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

               (xv) Assuming the accuracy of the representations and warranties and compliance with the agreements of MergerCo, EHI, the Subsidiary Guarantor and the Initial Purchaser contained in this Purchase Agreement, no registration of the Securities under the Securities Act or qualification of the Indenture under the Trust Indenture Act is required in connection with the issuance and sale of the Securities by MergerCo, EHI, and the Subsidiary Guarantor to the Initial Purchaser and the offer, resale and delivery of the Securities by the Initial Purchaser in the manner contemplated by this Purchase Agreement.

               (xvi) The Recapitalization Agreement has been duly authorized, executed and delivered by MergerCo and Carlyle-EEC Holdings, Inc.

               (xvii) The Credit Agreement has been duly authorized, executed and delivered by EHI and Elgar.

          In rendering such opinion, such counsel may (A) rely as to matters of fact, to the extent they deem proper, on certificates of officers of MergerCo, EHI and the Subsidiary and public officials, (B) state that they express no opinion with respect to the laws of any jurisdiction other than the laws of the State of California, the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States and (C) subject such opinion to such exceptions, qualifications and limitations as are reasonably acceptable to the Initial Purchaser.

          At the time the foregoing opinion is delivered, Gibson Dunn & Crutcher LLP shall additionally state that it has participated in conferences with officers and other representatives of MergerCo, EHI and the Subsidiary, representatives of the Independent Accountant for Carlyle-EEC Holdings, Inc. and Elgar, representatives of the Initial Purchaser and counsel for the Initial Purchaser, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 7(a)(ix)), no facts have come to its attention that lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Final Memorandum). The opinion of Gibson Dunn & Crutcher, LLP described in this Section shall be rendered to the Initial Purchaser at the request of MergerCo and shall so state therein.

          References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Purchase Agreement at the Closing Date.

          (b) On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance satisfactory to the Initial Purchaser, dated as of the Closing Date and addressed to the Initial Purchaser, of Cahill Gordon & Reindel, counsel for the Initial Purchaser, with respect to certain legal matters relating to this Purchase Agreement and such other related matters as the Initial Purchaser may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

          (c) The Initial Purchaser shall have received from the Independent Accountant a "comfort letter" dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchaser. The Initial Purchaser shall also have received from Price Waterhouse LLP a letter relating to its procedures with respect to Elgar for the fiscal years ended September 30, 1995, October 1, 1994 and October 2, 1993, which letter shall be in form and substance reasonably satisfactory to the Initial Purchaser.

          (d) The representations and warranties of MergerCo contained in this Purchase Agreement shall be true and correct on and as of the date hereof and the representations and warranties of MergerCo and the Subsidiary Guarantor contained in this Purchase Agreement shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date; the statements of the officers of MergerCo, EHI and the Subsidiary Guarantor made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; MergerCo and EHI and the Subsidiary Guarantor in all material respects shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum

     (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.

          (e) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (f) The Initial Purchaser shall have received a certificate of MergerCo, dated the Closing Date, signed on behalf of MergerCo by its President and Secretary, to the effect that:

               (i) The representations and warranties of MergerCo contained in this Purchase Agreement are true and correct in all material respects as of the date hereof and as of the Closing Date, and MergerCo in all material respects has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

               (iii) The sale of the Notes hereunder has not been enjoined (temporarily or permanently).

          (g) The Initial Purchaser shall have received a certificate of each of EHI and the Subsidiary Guarantor, dated the Closing Date, signed on behalf of EHI by its President and Secretary and of the Subsidiary Guarantor by its Chairman of the Board, President and Chief Executive Officer or any Vice President and the Chief Financial Officer, to the effect that:

               (i) The representations and warranties of EHI or the Subsidiary Guarantor contained in this Pur-chase Agreement are true and correct in all material respects as of the Closing Date, and EHI by the Subsidiary Guarantor in all material respects has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

               (iii) The sale of the Notes hereunder has not been enjoined (temporarily or permanently).

          (h) On the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement executed by MergerCo and such agreement shall be in full force and effect at all times from and after the Closing Date.

          (i) The Indenture shall have been duly executed and delivered by MergerCo and the Trustee. The Supplemental Indenture shall have been duly executed and delivered by EHI and the Subsidiary Guarantor and the Securities shall have been duly executed and delivered by EHI and the Subsidiary Guarantor and duly authenticated by the Trustee.

          (j) The Assumption Agreement shall have been duly authorized, executed and delivered by EHI and the Subsidiary Guarantor and such agreement shall be in full force and effect at all times from and after the Closing Date.

          (k) The Initial Purchaser shall have received a true and correct copy of the Recapitalization Agreement and any amendments thereto, and there shall have been no material amendments, alterations, modifications or waivers of any provisions of the Recapitalization Agreement since the date of this Purchase Agreement; all conditions to effect the Merger shall have been satisfied without waiver; the Certificate of Merger with respect to the Merger shall have been filed with the Office of the Secretary of the State of Delaware and the Merger shall have become effective.

          (l) The Initial Purchaser shall have received a true and correct copy of an opinion from Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc., regarding the solvency, at and as of the Effective Time, of Elgar immediately after the consummation of the Recapitalization.

          (m) The Initial Purchaser shall have received a true and correct copy of the Credit Agreement, dated the Closing Date, and there exists as of the Closing Date (after giving effect to the transactions contemplated by the Recapitalization and the financing thereof) no condition that would constitute a Default or an Event of Default (each as defined in the Credit Agreement) under the Credit Agreement.

          (n) All conditions to effect the consummation of the Recapitalization shall have been satisfied without waiver, including without limitation, the Lehman Investment and the issuance of the Series A 10% Cumulative Redeemable Preferred Stock and Warrants, concurrently with the sale of the Securities.

          All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Purchase Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser. MergerCo and EHI shall furnish to the Initial Purchaser such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchaser shall reasonably request.

     8.   OFFERING OF NOTES; RESTRICTIONS ON TRANSFER.

          (a) The Initial Purchaser represents and warrants to MergerCo, EHI, and Elgar that it is a QIB. The Initial Purchaser represents, warrants and agrees that (i) it or any person acting for its benefit has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) its acquisition of the Notes does not constitute a "prohibited transaction" (as defined in ERISA); and (iii) it or any person acting for its benefit has solicited and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United

     States, persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A; and (B) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASER," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance on Regulation S; PROVIDED, HOWEVER, that, in the case of clause (A) or (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum.

          (b) The Initial Purchaser represents and warrants with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulations S."

          (c) The Initial Purchaser agrees that prior to or simultaneously with the confirmation of sale by it to any purchaser of any of the Notes purchased by such Initial Purchaser from MergerCo pursuant hereto, it shall furnish to that purchaser a copy of the Final Memorandum.

          (d) In addition to the foregoing, the Initial Purchaser acknowledges and agrees that MergerCo, EHI and Elgar and for purposes of delivering their opinions pursuant to Sections 7(a) and (b), counsel for MergerCo and for the Initial Purchaser, respectively, may rely upon the accuracy and truth of the representations, warranties and agreements of the Initial Purchaser and its compliance with its agreements contained in this Section 8, and the Initial Purchaser hereby consents to such reliance.

          9. INDEMNIFICATION AND CONTRIBUTION. (a) MergerCo and the Subsidiary Guarantor, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any Memorandum or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by MergerCo, EHI or the Subsidiary Guarantor or based upon written information furnished by or on behalf of MergerCo, EHI or the Subsidiary Guarantor filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each, an "APPLICATION"); or

          (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchaser and each such controlling person for any reasonable legal or other reasonable expenses incurred by the Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that MergerCo and the Subsidiary Guarantor will not be liable (i) in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto, or any Application, in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to MergerCo, EHI, Elgar or their agents by or on behalf of the Initial Purchaser specifically for use therein or
(ii) with respect to the Preliminary Memorandum, to the extent that any such loss, claim, damage or liability arises solely from the fact that the Initial Purchaser sold Securities to a person to whom there was not sent or given a copy of the Final Memorandum (as amended or supplemented) at or prior to the written confirmation of such sale if MergerCo and, at and after the Effective Time, EHI shall have previously furnished copies thereof to the Initial Purchaser in accordance with Section 5(d) hereof and the Final Memorandum (as amended or supplemented) would have corrected any such untrue statement or omission. This indemnity agreement will be in addition to any liability that MergerCo and the Subsidiary Guarantor may otherwise have to the indemnified parties. MergerCo and the Subsidiary Guarantor shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

          (b) The Initial Purchaser agrees to indemnify and hold harmless MergerCo and the Subsidiary Guarantor, their respective directors, officers and each person, if any, who controls MergerCo or the Subsidiary Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which

MergerCo or the Subsidiary Guarantor, or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser, furnished to MergerCo, EHI, Elgar or their agents by or on behalf of the Initial Purchaser specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by MergerCo or the Subsidiary Guarantor, or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties. The Initial Purchaser shall not be liable under this
Section 9 for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld. MergerCo, EHI and the Subsidiary Guarantor shall not, without the prior written consent of the Initial Purchaser which shall not be unreasonably withheld, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by the Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchaser.

          (c)  Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve the indemnifying party from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 9 or MergerCo in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by MergerCo, EHI and the Subsidiary Guarantor on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by MergerCo bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by MergerCo, EHI and the Subsidiary Guarantor on the one hand, or the Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or pre-vent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. MergerCo, EHI, the Subsidiary Guarantor and the Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Purchase Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director and officer of MergerCo, EHI and the Subsidiary Guarantor, and each person, if any, who controls MergerCo, EHI or the Subsidiary Guarantor within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as MergerCo.

          10. SURVIVAL CLAUSE. The respective representations, warranties, agreements, covenants, indemnities and other statements of MergerCo, EHI and the Subsidiary Guarantor, their respective officers and the Initial Purchaser set forth in this Purchase Agreement or made by or on behalf of them pursuant to this Purchase Agreement shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of MergerCo, EHI or the Subsidiary Guarantor, any of its officers or directors, the Initial Purchaser or any controlling person referred to in Section 9 hereof. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Purchase Agreement.

          11. TERMINATION. (a) This Purchase Agreement may be terminated in the sole discretion of the Initial Purchaser by written notice to MergerCo given prior to the Closing Date in the event that any of MergerCo, EHI or the Subsidiary Guarantor shall have failed, refused or been unable to perform in all material respects all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

          (i) Any of MergerCo, EHI or the Subsidiary Guarantor shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of MergerCo, EHI or the Subsidiary Guarantor), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

          (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

          (iii) a banking moratorium shall have been declared by New York or United States authorities;

          (iv) there shall have been (A) a significant outbreak or escalation of hostilities between the United States and any foreign power, or (B) a significant outbreak or escalation of any other insurrection or armed conflict involving the United States or any other significant national or international calamity or emergency or (C) any material change in the financial markets of the United States which, in the case of (A),
     (B) or (C) above and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum; or

          (v) any securities of MergerCo, EHI or the Subsidiary Guarantor shall have been downgraded or placed on any

     "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b)  Termination of this Purchase Agreement pursuant to this
Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

          12. INFORMATION SUPPLIED BY THE INITIAL PURCHASER. The statements set forth in the last paragraph on the front cover page, the legend on the inside front cover of the Final Memorandum, the third sentence of the fifth paragraph and the sixth and seventh paragraphs under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser or on its behalf to MergerCo, EHI, Elgar or their agents for the purposes of Sections 2(a) and 9 hereof.

          13. NOTICES. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be mailed or delivered to BT Alex. Brown Incorporated, 130 Liberty Street, New York, New York 10006, Attention:
Corporate Finance Department; if sent to MergerCo, EHI or the Subsidiary Guarantor, shall be mailed or delivered to Elgar Holdings, Inc., 9250 Brown Deer Road, San Diego, California 92121, Attention: Chris W. Kelford, with copies to J.F. Lehman & Company, 450 Park Avenue, New York, NY 10022, Attn: Keith Oster and Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, CA 90071-3197, Attn: Kenneth M. Doran.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day courier.

          14. SUCCESSORS. This Purchase Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and MergerCo, EHI and the Subsidiary Guarantor and their successors and legal representatives, and nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Purchase Agreement, or any provisions herein contained; this Purchase Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of MergerCo, EHI and the Subsidiary Guarantor contained in Sec-tion 9 of this Purchase Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 9 of this Purchase Agreement shall also be for the benefit of the directors and officers of MergerCo, EHI and the Subsidiary Guarantor, and any person or persons who control MergerCo, EHI or the Subsidiary Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchaser will be deemed a successor because of such purchase.

          15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS PURCHASE AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

          16. COUNTERPARTS. This Purchase Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement by and between MergerCo and the Initial Purchaser.

                                        Very truly yours,

                                        JFL-EEC Merger Sub Co.,
                                           as Issuer

                                        By: /s/ Keith Oster
                                           ------------------------------------
                                           Name: Keith Oster
                                           Title: Secretary

                                        BT ALEX. BROWN INCORPORATED,
                                           as Initial Purchaser

                                        By: /s/ Pedro Garcia
                                           ------------------------------------
                                           Name: Pedro Garcia
                                           Title: Vice President